SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                             ________________

                                 FORM  S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                             ________________

                        SIGMA-ALDRICH CORPORATION
          (Exact name of registrant as specified in its charter)

           DELAWARE                                             43-1050617
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                            3050 SPRUCE STREET
                            ST. LOUIS, MO  63103
                 (Address of principal Executive Offices)

            SIGMA-ALDRICH CORPORATION SHARE OPTION PLAN OF 1995
                         (Full title of the plan)

                              KIRK A. RICHTER
                                CONTROLLER
                         SIGMA-ALDRICH CORPORATION
                            3050 SPRUCE STREET
                           ST. LOUIS, MO  63103
                                (314) 771-5765
         (Name, address and telephone number of agent for service)



                      CALCULATION OF REGISTRATION FEE



                                   Proposed       Proposed
 Title of                          Maximum        Maximum
 Securities       Amount           Offering       Aggregate       Amount of
 to be            to be            Price          Offering        Registration
 Registered       Registered(1)    Per Share(2)   Price           Fee
 Common Stock,    2,000,000        $48.00         $96,000,000     $33,104
 par value        shares
 $1.00 per
 share


Notes:

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock on September 5, 1995, as reported by NASDAQ.


                                 PART  II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

       (a) Sigma-Aldrich Corporation's (the "Company") Annual Report on Form 10-K for the year ended December 31, 1994 (File No.
           0-8135);
       (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1995 (File No. 0-8135);
       (c) The description of the Company's Common Stock contained in the Company's registration statement on Form S-14 under the 1933 Act, dated May 16, 1975 (File No. 2-53698), as amended by the description contained in the Company's proxy statements dated May 29, 1984 under the caption "Proposal to amend Certificate of Incorporation" and dated March 29, 1991 under the caption "Proposal to amend Certificate of Incorporation to Increase authorized Common Stock."

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities

          The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $1.00 par value per share. Dividends may be paid on the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor. The holders of Common Stock are entitled to one vote per share in the election of directors and in respect of other matters submitted to shareholders for a vote. Upon liquidation, the holders of the Common Stock are entitled to receive all assets of the Company available for distribution to shareholders pro rata in accordance with their holdings.

          The Company's Certificate of Incorporation as amended requires that a merger or consolidation of the Company with another corporation or which involves a subsidiary of the Company when shares of the Company in excess of 35% of the outstanding shares are issued; a sale of assets having an aggregate book value of 20% of the Company's total assets; the adoption of a plan of liquidation or dissolution; and certain related transactions, must be approved by the affirmative vote of two-thirds of the shares of voting stock.

          The Common Stock has no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding Common Stock, including the Common Stock offered hereby, is fully-paid and nonassessable.

          The transfer agent for the Common Stock is the Boatmen's Trust Company, St. Louis, Missouri.

Item 5.   Interests of Named Experts and Counsel

          Jerome W. Sandweiss, a Director of the Registrant, is of counsel with the law firm of Blumenfeld, Kaplan & Sandweiss, P.C. Mr. Sandweiss owns, directly and indirectly, an aggregate of Twelve Thousand (12,000) shares of the Registrant's Common Stock. Blumenfeld, Kaplan & Sandweiss, P.C. has rendered its opinion concerning the shares of Common Stock covered by the Plan as set forth in Exhibit No. 5 to this registration statement.

Item 6.   Indemnification of Directors and Officers

          Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any director, officer, employee or agent of the corporation in any action, other than an action by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 145(b) provides that the corporation may indemnify any such person in an action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that such person may not be indemnified in respect of any matter in which he has been judged liable to the corporation, unless authorized by the court. Section 145(c) provides that the corporation shall indemnify any such person against expenses actually and reasonably incurred in defense of any action if he has been successful in defense of such action and if such action is one for which the corporation may indemnify such person under
       Section 145(a) or (b).

          The Company's By-Laws provide that it shall indemnify, and in the Company's discretion may obtain insurance for the benefit of its officers and directors, to the extent permitted by applicable Delaware law. The Plan provides that the Company will indemnify each member of the Board of Directors and the Compensation Committee (the "Committee") for any action or failure to act under the Plan, except in satisfaction of a judgment based upon a finding of bad faith.

          Pursuant to amendments of the Delaware General Corporation Law effective July 1, 1986, the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.   Undertakings

 (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis and State of Missouri on the 15th day of August, 1995.

                                   SIGMA-ALDRICH CORPORATION
                                          (Registrant)


                                   BY:    /s/  Kirk A. Richter
                                         Kirk A. Richter, Controller

                            POWER  OF  ATTORNEY

          Each person whose signature appears below constitutes and appoints Peter A. Gleich and Kirk A. Richter, and either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE / TITLE                                DATE

       By  /s/     Carl T. Cori                        August 15, 1995
          Carl T. Cori, Director, Chairman of the           Date
           Board and Chief Executive Officer

       By  /s/     David R. Harvey                     August 15, 1995
          David R. Harvey, Director, President and          Date
           Chief Operating Officer

       By  /s/     Peter A. Gleich                     August 15, 1995
          Peter A. Gleich, Vice President and               Date
           Treasurer

       By  /s/     Thomas M. Tallarico                 August 15, 1995
          Thomas M. Tallarico, Vice President and           Date
           Secretary

       By  /s/     Kirk A. Richter                     August 15, 1995
          Kirk A. Richter, Controller                       Date


       By  /s/     Andrew E. Newman                    August 15, 1995
          Andrew E. Newman, Director                        Date

       By  /s/     David M. Kipnis                     August 15, 1995
          David M. Kipnis, Director                         Date

       By  /s/     Jerome W. Sandweiss                 August 15, 1995
          Jerome W. Sandweiss, Director                     Date

                               EXHIBIT INDEX

Exhibit No.                        Description

   4a.     Certificate of Incorporation and Amendments
           (incorporated by reference to Exhibit 3(a)of
           Form 10-K filed for the year ended December 31, 1991, File No. 0-8135).

   4b. By-Laws as amended February 1993 (incorporated by reference to Exhibit 3(b) of Form 10-K filed for the year ended December 31, 1992, File No.
           0-8135).

   5.      Opinion of counsel.

   10. Share Option Plan of 1995 (incorporated by reference to Appendix A to the definitive Proxy Statement dated
           March 30, 1995 for the Company's Annual Meeting of Shareholders held on May 2, 1995, File No. 0-8135).

   23a.    Consent of counsel (included in Exhibit No. 5).

   23b.    Consent of Independent Public Accountants.

   24.     Power of Attorney (included on signature page).